Exhibit 32.2

Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the Quarterly Report of EyePoint Pharmaceuticals, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, George Elston, Chief Financial Officer and Head of Corporate Development of the Company, certify that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:August 5, 2020

/s/ George Elston
Name: George Elston
Title: Chief Financial Officer and Head of Corporate Development (Principal Financial Officer and Principal Accounting Officer)